Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-273165) of our report dated July 26, 2023, relating to the consolidated financial statements of YS Biopharma Co., Ltd. and subsidiaries as of March 31, 2023 and 2022, and for each of the years in the three-year period ended March 31, 2023, which appears in this Annual Report on Form 20-F.

/s/ Wei, Wei & Co., LLP
Flushing, New York
July 26, 2023